UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2017

Lightstone Real Estate Income Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-200464	47-1796830
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

_____________

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Amended & Restated Dealer Manager Agreement

On January 12, 2017, Lightstone Real Estate Income Trust Inc. (the “Company”) amended and restated its Dealer Manager Agreement originally dated March 4, 2015 to reflect the changed terms in its selling commissions structure.

A copy of the Amended and Restated Dealer Manager Agreement is included as Exhibit 1.1 to this Current Report on Form 8-K.

Extension to Duration of Primary Offering

On January 10, 2017, the Board of Directors of the Company approved a one-year extension to its primary offering of the 30 million Common Shares. Originally, the Company expected the primary offering to take place over a two-year period, until February 25, 2017. The primary offering has now been extended for one additional year, until February 25, 2018.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

1.1	Amended and Restated Dealer Manager Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Date: January 12, 2017	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)